Exhibit 99.1

CONTACT:	Denise Zutz (414) 524-3155 Glen Ponczak (414) 524-2375	RELEASE: July 21, 2005

Johnson Controls Reports Record Third-Quarter Results of $1.31 EPS;
Provides Fourth-Quarter and Full-Year EPS Guidance

     MILWAUKEE, WISCONSIN, July 21, 2005 ... Johnson Controls, Inc. (JCI) the leading supplier of automotive systems and facility management and control, today reported record results for the third quarter of fiscal 2005 with earnings of $1.31 per diluted share (EPS) from continuing operations, up 21% over $1.08 for the prior year.

     “We are pleased with our record performance for the third quarter,” said John M. Barth, Johnson Controls Chairman and Chief Executive Officer. “Our disciplined approach to innovation, cost reduction and continuous improvement has enabled us to stay ahead of changes in the market environment and to support our customers. We also continued to make progress on our growth strategies, which were advanced by recent controls and battery-related acquisitions that expanded the scope of our product and service offerings and geographic capabilities.”

     Mr. Barth added “We expect to complete fiscal 2005 with a strong performance that is in line with our expectations. Our controls and battery businesses are in excellent shape and enable us to overcome challenges in the current automotive market. We extend our thanks to all Johnson Controls employees around the world for their dedication and outstanding performance.“

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July 21, 2005 Page 2

     For the fourth quarter and full year of 2005, Johnson Controls expects:

     -Fourth-quarter consolidated sales of approximately $7 billion, an estimated 8-9% increase over $6.4 billion for 2004; full-year sales of nearly $28 billion, up from $25.4 billion for 2004.

     -Fourth-quarter EPS from continuing operations of $1.48 to $1.52, approximately 21% to 25% higher than $1.22 for 2004. For the 2005 full-year, EPS from continuing operations of $4.39 to $4.43, a 16-17% increase from $3.79 for 2004.

     A footnote provides non-GAAP reconciliations regarding pension, restructuring and one-time tax benefits.

Third-Quarter Results

     Sales for the 2005 third quarter increased 9 percent, to $7.1 billion, from $6.5 billion in the 2004 quarter, reflecting growth by each of its businesses. Operating income for the 2005 quarter was $368 million, up 7% from $343 million. Income from continuing operations increased 22%, to $255 million versus $209 million.

     On April 1, 2005, a seating and interiors joint venture was deconsolidated due to a change in operating control. The deconsolidation, which had no impact on after-tax income from continuing operations, reduced third quarter sales and operating income as the company’s interest in the joint venture is now reported as equity income.

     All 2004 amounts have been restated to reflect the 2005 divestitures of the company’s engine electronics and World Services businesses. The results for these businesses are reported separately as discontinued operations in the Consolidated Financial Statements.

     The company’s financial position continues to strengthen. Total debt to total capitalization was 28.0% at June 30, 2005 versus 28.5% at the end of the second quarter of 2005, even after the completion of the controls-related acquisition of United Systems Integrators (USI) and the incurrence of debt to fund the Delphi battery acquisition, which closed on July 1, 2005.

     Capital expenditures in the 2005 third quarter were $104 million, down from $186 million the prior year. For the first nine months of 2005, capital expenditures totaled $396 million, down from the $595 million for the same period of 2004. The anticipated decline in spending from the unusually high 2004 level of capital projects also reflects the company’s focus on improving the productivity of its existing assets.

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July 21, 2005 Page 3

Third-Quarter Business Highlights

     While auto industry production in North America and Europe decreased by an estimated 1% in the 2005 quarter, Johnson Controls seating and interiors sales increased 8% to $5.0 billion from $4.6 billion, with new volume more than offsetting the effect of the joint-venture deconsolidation. Operating income declined 9% to $199 million from $219 million as the deconsolidation impact more than offset the favorable effects of higher volume and operational improvements.

     Battery sales for the third quarter were $665 million, up 24 percent from $535 million in the 2004 period, due primarily to the increase in ownership and consolidation of a Latin American battery joint venture in the fourth quarter of 2004, and higher original equipment and aftermarket unit shipments. Operating income was $76 million, up 35 percent from $56 million, as a result of the higher sales as well as improved quality and cost reductions.

     Controls sales to the nonresidential buildings market rose 6 percent to $1.4 billion from $1.3 billion last year. The increase was primarily due to higher systems renovation activity and technical services revenues. Operating income rose 37 percent to $93 million from $68 million in 2004, as a result of the higher sales and an improved performance by the North American branch network. The USI acquisition, which expands the range of services in the company’s facility management offering, had no material impact on the quarter’s results.

     The backlog of uncompleted control system installation and service contracts at June 30, 2005 increased 7% over the prior year amount. Orders increased in the quarter, reflecting growth in technical service and systems renovation contracts in North America.

Change in Segment Reporting

     Johnson Controls will begin reporting its financial results in five segments in its August 9, 2005 10-Q filing with the U.S. Securities and Exchange Commission. On that day, the company will also file amended 2004 10-K and 2005 10-Qs with the revised segment data, as well as an 8-K presenting quarterly data retroactive to the first quarter of 2004.

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July 21, 2005 Page 4

     The restatement has no effect on the Consolidated Statement of Financial Position, Cash Flows, or the liquidity of the company. The restatement relates only to the company’s segment information; therefore, the previously reported amounts in the Consolidated Statement of Income, including net sales, operating income, net income and earnings per share, remain unchanged.

     The reporting segments of the company will be: Controls, Battery, Seating and Interiors-North America, Seating and Interiors-Europe, and Seating and Interiors-Asia.

Supplemental Fiscal 2005 Full-Year Financial Estimates
(Dollars in millions)

Interest expense, net of interest income	$100-105
Base effective income tax rate	26.5%
Minority interests in net earnings of subsidiaries	$50-55
Capital expenditures	$625-675
Depreciation	$620-630
Total debt to total capitalization	Approximately 25%
Euro/U.S. Dollar assumption	$1.20

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Johnson Controls has made forward-looking statements in this document pertaining to its financial results for fiscal 2005 that are based on preliminary data and are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future risks and may include words such as “believes,” “forecasts,” “expects,” “outlook” or similar expressions. For those statements, the company cautions that numerous important factors, such as automotive vehicle production levels and schedules, the ability to increase prices due to higher raw material costs, the strength of the U.S. or other economies, currency exchange rates, cancellation of commercial contracts, as well as those factors discussed in the company’s Form 8-K (dated October 26, 2004) could affect the company’s actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the company.

Johnson Controls is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of integrated seating and interior systems, and batteries. For nonresidential facilities, Johnson Controls provides control systems and services including comfort, energy and security management. Johnson Controls (NYSE: JCI), founded in 1885, has headquarters in Milwaukee, Wisconsin.

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July 21, 2005 Page 5

JOHNSON CONTROLS, INC.

CONSOLIDATED STATEMENT OF INCOME
(in millions, except per share data; unaudited)

	(GAAP)		(GAAP)		(NON-GAAP)
	Three Months		Nine Months		Nine Months
	Ended June 30,		Ended June 30,		Ended June 30,
	2005	2004	2005	2004	2005	2004
Net sales
Products and systems*	$6,322.6	$5,755.4	$18,628.8	$16,733.4	$18,628.8	$16,733.4
Services*	739.5	720.2	2,354.3	2,191.0	2,354.3	2,191.0

	7,062.1	6,475.6	20,983.1	18,924.4	20,983.1	18,924.4
Cost of sales
Products and systems	5,570.1	5,014.2	16,486.2	14,600.4	16,486.2	14,600.4
Services	591.7	587.5	1,914.5	1,797.0	1,914.5	1,797.0

	6,161.8	5,601.7	18,400.7	16,397.4	18,400.7	16,397.4

Gross profit	900.3	873.9	2,582.4	2,527.0	2,582.4	2,527.0

Selling, general and administrative expenses	532.2	530.8	1,706.1	1,693.8	1,706.1	1,693.8
Restructuring costs	—	—	210.0	82.4	—	—
Japanese pension gain	—	—	—	(84.4)	—	—

Operating income	368.1	343.1	666.3	835.2	876.3	833.2

Interest income	4.9	3.3	12.4	9.0	12.4	9.0
Interest expense	(27.3)	(24.5)	(88.9)	(78.4)	(88.9)	(78.4)
Equity income	19.5	18.4	47.8	52.5	47.8	52.5
Miscellaneous — net	(8.5)	(20.7)	(24.0)	(51.7)	(24.0)	(51.7)

Other income (expense)	(11.4)	(23.5)	(52.7)	(68.6)	(52.7)	(68.6)

Income from continuing operations before income taxes and minority interests	356.7	319.6	613.6	766.6	823.6	764.6

Income tax provision	94.6	91.1	108.4	200.9	215.7	217.6
Minority interests in net earnings of subsidiaries	7.4	19.3	40.5	53.5	43.9	53.5

Income from continuing operations	254.7	209.2	464.7	512.2	564.0	493.5

Income from discontinued operations, net of income taxes	—	13.0	16.1	32.2	16.1	32.2

Gain on sale of discontinued operations, net of income taxes	—	—	144.8	—	—	—

Net income	$254.7	$222.2	$625.6	$544.4	$580.1	$525.7

Earnings available for common shareholders	$254.7	$222.2	$625.6	$542.7	$580.1	$523.9

Earnings per share from continuing operations
Basic	$1.33	$1.10	$2.43	$2.73	$2.94	$2.63

Diluted	$1.31	$1.08	$2.39	$2.66	$2.91	$2.56

Earnings per share
Basic	$1.33	$1.17	$3.27	$2.90	$3.03	$2.80

Diluted	$1.31	$1.15	$3.22	$2.83	$2.99	$2.73

*	Products and systems consist of Seating & Interiors products and systems, Battery Group products, and Controls Group installed systems. Services are Controls Group technical and facility management services.

The accompanying notes are an integral part of the financial statements.

July 21, 2005 Page 6

JOHNSON CONTROLS, INC.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions; unaudited)

	June 30,	September 30,	June 30,
	2005	2004	2004
ASSETS

Cash and cash equivalents	$385.2	$169.5	$120.8
Accounts receivable — net	4,228.9	3,992.1	3,648.8
Costs and earnings in excess of billings on uncompleted contracts	300.5	271.8	274.5
Inventories	915.0	885.8	840.5
Assets of discontinued operations	—	579.8	561.2
Other current assets	895.2	774.5	763.3

Current assets	6,724.8	6,673.5	6,209.1

Property, plant and equipment — net	3,293.6	3,463.5	3,140.3
Goodwill — net	3,669.9	3,578.7	3,148.3
Other intangible assets — net	274.1	291.0	259.7
Investments in partially-owned affiliates	419.5	314.9	429.0
Other noncurrent assets	779.4	769.2	786.0

Total assets	$15,161.3	$15,090.8	$13,972.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Short-term debt	$392.7	$813.3	$415.5
Current portion of long-term debt	220.9	226.8	21.8
Accounts payable	3,544.3	3,608.4	3,438.2
Accrued compensation and benefits	747.1	606.2	583.1
Accrued income taxes	27.3	47.1	62.9
Billings in excess of costs and earnings on uncompleted contracts	225.5	197.2	195.3
Liabilities of discontinued operations	—	228.5	184.7
Other current liabilities	1,124.1	875.6	876.3

Current liabilities	6,281.9	6,603.1	5,777.8

Long-term debt	1,632.1	1,630.6	1,834.7
Postretirement health and other benefits	158.5	164.1	167.4
Minority interests in equity of subsidiaries	142.9	267.2	248.6
Other noncurrent liabilities	1,168.8	1,219.5	1,026.3
Shareholders’ equity	5,777.1	5,206.3	4,917.6

Total liabilities and shareholders’ equity	$15,161.3	$15,090.8	$13,972.4

The accompanying notes are an integral part of the financial statements.

July 21, 2005 Page 7

JOHNSON CONTROLS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions; unaudited)

	Three Months		Nine Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
Operating Activities

Net income	$254.7	$222.2	$625.6	$544.4
Gain and income from discontinued operations	—	(13.0)	(160.9)	(32.2)

Income from continuing operations	254.7	209.2	464.7	512.2

Adjustments to reconcile income from continuing operations to cash provided by operating activities
Depreciation	144.4	139.9	464.8	421.1
Amortization of intangibles	5.4	4.5	17.0	13.9
Equity in earnings of partially-owned affiliates, net of dividends received	(13.7)	29.3	(39.7)	8.9
Minority interests in net earnings of subsidiaries	7.4	19.3	40.5	53.5
Deferred income taxes	88.5	15.7	(7.1)	68.4
Japanese pension settlement gain	—	—	—	(84.4)
Non cash restructuring costs	—	—	45.8	6.6
Other	18.5	10.8	21.8	(0.5)
Changes in working capital, excluding acquisitions & divestitures of businesses
Receivables	(120.2)	(66.9)	(354.4)	(192.6)
Inventories	(61.7)	(39.3)	(62.1)	(26.2)
Other current assets	(13.5)	30.1	(79.2)	34.0
Restructuring reserves	(29.5)	(14.5)	134.7	51.2
Accounts payable and accrued liabilities	22.4	114.8	136.5	40.0
Accrued income taxes	46.8	(1.1)	(18.4)	32.6
Billings in excess of costs and earnings on uncompleted contracts	(4.4)	(7.7)	27.1	4.5

Cash provided by operating activities	345.1	444.1	792.0	943.2

Investing Activities
Capital expenditures	(104.3)	(186.2)	(396.3)	(594.5)
Sale of property, plant and equipment	2.8	3.9	10.7	22.4
Acquisition of businesses, net of cash acquired	(72.7)	—	(105.8)	(36.6)
Recoverable customer engineering expenditures	5.0	—	(0.9)	(43.7)
Proceeds from sale of discontinued operations	—	—	687.2	—
Changes in long-term investments	(137.9)	(19.7)	(115.8)	(21.7)

Cash (used) provided by investing activities	(307.1)	(202.0)	79.1	(674.1)

Financing Activities
Increase (decrease) in short-term debt — net	20.6	(241.0)	(413.6)	265.0
Increase in long-term debt	2.6	86.8	16.1	203.8
Repayment of long-term debt	(9.0)	(147.4)	(107.3)	(678.0)
Payment of cash dividends	(48.1)	(42.6)	(143.8)	(127.9)
Other	30.9	(0.9)	50.4	29.2

Cash used by financing activities	(3.0)	(345.1)	(598.2)	(307.9)

Cash (used) provided by discontinued operations	—	(2.6)	(57.2)	23.5

Increase (decrease) in cash and cash equivalents	$35.0	$(105.6)	$215.7	$(15.3)

The accompanying notes are an integral part of the financial statements.

July 21, 2005 Page 8

FOOTNOTES

1. Earnings Per Share

Basic earnings per share (EPS) are computed by dividing net income, after deducting dividend requirements on the Series D Convertible Preferred Stock, by the weighted average number of common shares outstanding. Diluted earnings are computed by deducting from net income the after-tax compensation expense which would arise from the assumed conversion of the Series D Convertible Preferred Stock, which was $0 and $0.1 million for the nine months ended June 30, 2005 and 2004, respectively. Effective December 31, 2003, the Company converted all the outstanding Series D Convertible Preferred Stock and accordingly there was no after-tax compensation expense for the three or nine months ended June 30, 2005. Diluted weighted average shares assume the conversion of the Series D Convertible Preferred Stock, if dilutive, plus the dilutive effect of common stock equivalents which would arise from the exercise of stock options.

	Three Months		Nine Months
	Ended June 30,		Ended June 30,
(in millions)	(unaudited)		(unaudited)

	2005	2004	2005	2004

Weighted Average Shares
Basic	192.2	190.2	191.5	186.9
Diluted	194.5	192.9	194.1	192.5

Outstanding at period end			192.3	190.3

2. Business Highlights

	Three Months			Nine Months
	Ended June 30,			Ended June 30,
(in millions)	(unaudited)			(unaudited)

	2005	2004	%	2005	2004	%

Sales
Controls Group	$1,406.6	$1,320.8	6%	$4,216.4	$3,892.6	8%
Seating & Interiors	4,990.3	4,620.2	8%	14,701.7	13,391.6	10%
Battery Group	665.2	534.6	24%	2,065.0	1,640.2	26%

Total	$7,062.1	$6,475.6		$20,983.1	$18,924.4

Operating Income
Controls Group	$93.0	$67.8	37%	$179.7	$159.6	13%
Seating & Interiors	199.4	219.1	-9%	461.2	501.6	-8%
Battery Group	75.7	56.2	35%	235.4	172.0	37%

Total	$368.1	$343.1		$876.3	$833.2

Restructuring costs	—	—		(210.0)	(82.4)
Japanese pension gain	—	—		—	84.4

Consolidated Operating Income	$368.1	$343.1		$666.3	$835.2

Controls Group - Provides facility systems and services including comfort, energy and security management for the non-residential buildings market.

Seating & Interiors - Designs and manufactures interior systems and products for passenger cars and light trucks, including vans, pick-up trucks and sport/crossover utility vehicles.

Battery Group - Designs and manufactures batteries for the replacement and original equipment markets.

3. Discontinued Operations

On March 1, 2005, the Company announced it completed the sale of its engine electronics business to Valeo for approximately 323 million euro, or approximately $427 million, subject to adjustments. The engine electronics business generated revenues of approximately $436 million in fiscal 2004. This non-core business was a part of the Sagem SA automotive electronics business that was acquired in fiscal 2002.

On March 30, 2005, the Company announced it completed the sale of its Johnson Controls World Services Inc. subsidiary to IAP Worldwide Services Inc. for approximately $260 million, subject to adjustments. The Johnson Controls World Services Inc. subsidiary generated revenues of approximately $754 million in fiscal 2004.

Both the engine electronics business and the Johnson Controls World Services Inc. subsidiary are reported as discontinued operations in the Consolidated Financial Statements in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

July 21, 2005 Page 9

4. Restructuring Costs

In the second quarter of 2005, the Company recorded a restructuring charge of $210 million involving cost structure reduction actions, primarily relating to severance costs and facility consolidations. The majority of the actions are concentrated on the Seating & Interiors operations in Europe as the Company focuses on further improving the profitability in the region.

5. Non GAAP Reconciliations

The following tables reconcile the Company’s Non-GAAP amounts included in the press release to the most directly comparable GAAP amounts:

	Nine Months
	Ended June 30,
(in millions)	(unaudited)
	2005	2004

Non-GAAP operating income	$876	$833
Japanese pension gain	—	84
Restructuring costs	(210)	(82)

GAAP operating income	$666	$835

	Nine Months
	Ended June 30,
(in millions)	(unaudited)
	2005	2004

Non-GAAP income from continuing operations	$564	$493
Japanese pension gain	—	60
Restructuring costs	(180)	(58)
One-time tax credits	81	17

GAAP income from continuing operations	$465	$512

	Nine Months
	Ended June 30,
(in millions)	(unaudited)
	2005	2004

Non-GAAP diluted EPS from continuing operations	$2.91	$2.56
Japanese pension gain	—	0.31
Restructuring costs	(0.92)	(0.30)
One-time tax credits	0.40	0.09

GAAP diluted EPS from continuing operations	$2.39	$2.66

	Fourth Quarter Earnings Per Share Guidance
(in millions)	(unaudited)
	2005	2004
	(estimate)	(actual)%

Non-GAAP EPS from continuing operations	$1.48 to $1.52	$1.22	21-25%
One-time tax credits	—	0.09

GAAP EPS from continuing operations	$1.48 to $1.52	$1.31

	Full Year Earnings Per Share Guidance
(in millions)	(unaudited)
	2005	2004
	(estimate)	(actual)%

Non-GAAP EPS from continuing operations	$4.39 to $4.43	$3.79		16-17%
Japanese pension gain	—	0.31
Restructuring costs	(0.92)	(0.30)
One-time tax credits	0.40	0.18

GAAP EPS from continuing operations	$3.87 to $3.91	$3.98	*

*	Due to the use of weighted-average shares outstanding for each quarter for computing earnings per share, the sum of the quarterly per share amounts may not equal the per share amount for the year.